                                                      ESCROW AGREEMENT



         This Escrow Agreement (the "Agreement") dated as of               , is
made by and between OLD GUARD GROUP, INC., a Pennsylvania corporation (the "Company"); HOPPER SOLIDAY & CO., INC., a Pennsylvania corporation (the "Selling Agent"); and DAUPHIN DEPOSIT BANK AND TRUST COMPANY (the "Escrow Agent").

SECTION 1.  Recitals
            --------

         1.1 Sale of Common Stock. The Company proposes to sell, through the
Selling Agent, a minimum of           and a maximum of           shares of its
Stock (the "Shares").

         1.2 Subscription and Payment. The subscribers ("Subscribers") for Shares will be required to execute and deliver (I) a Subscription Agreement (the "Subscription Agreement") in the form attached hereto as Exhibit A, (ii) an Investor Questionnaire (the "Investor Questionnaire") in the form attached hereto as Exhibit B, and (iii) payment for any Shares either by wire transfer or
checks payable to           . The Company shall have the authority, in its sole
discretion, to accept or reject any subscription in whole or in part.

         1.3 Escrow of Funds. The Company and the Selling Agent desire the Escrow Agent to hold in escrow the subscription payments until such time as the minimum number of shares are subscribed for and the Company and the Selling Agent decide to proceed to a closing.

         1.4 Closing. If properly executed subscriptions from Subscribers
acceptable to the Company for at least           Shares have been received
by      p.m. Eastern Time on                       (the "Termination Date"),
a closing of the sale of Shares (the "Closing") shall be held at such time as the Company and the Selling Agent deem appropriate. At least two (2) business days before the occurrence of the Closing, the Selling Agent shall provide written notice to the Escrow Agent advising it as to the date of the Closing.

SECTION 2.  Creation of Escrow Account
            --------------------------

         Promptly following the receipt by the Selling Agent of each subscription submitted by a Subscriber for the purchase of Shares, the Selling Agent shall deposit such payments with the Escrow Agent. An escrow account (the "Escrow Account") for these funds (the "Escrowed Assets") shall be established by the Escrow Agent and designated as "Old Guard Group, Inc. -- Escrow Account." Notwithstanding the foregoing, the Selling Agent shall not deposit the payment received from a Subscriber unless and until two business days have passed since the Selling Agent received such subscription and neither the Company nor the Selling Agent has received written notice that the Subscriber is exercising his or her right of withdrawal under Section 207(m) of the Pennsylvania Securities Act of 1972, as amended.

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SECTION 3.  Investment of Escrow Account Funds
            ----------------------------------

         3.1 Form of the Escrow Account. The Escrow Agent shall receive all subscription funds for shares and hold such funds in the Escrow Account in accordance with the terms hereof. Subject to and in accordance with the terms and conditions hereof, the Escrow Agent agrees that it shall receive, hold in escrow and release or distribute the Escrowed Assets and all interest earned thereon, if any.

         3.2 Investment of Escrowed Assets. Funds held pending the Closing shall be invested by the Escrow Agent in money market funds investing primarily in United States Department of Treasury securities, including such money market funds managed by affiliates of the Escrow Agent. Interest earned on such funds shall be reinvested and held as a part of the Escrow Account until the Closing Date or the Termination Date, as appropriate. Receipt or investment of the Escrowed Assets shall be confirmed by the Escrow Agent as soon as practicable by monthly account statements unless otherwise indicated; and any discrepancies therewith shall be noted by the other parties to the Escrow Agent within a reasonable time prior to the next account statement.

         3.3 Interest Earnings. All interest and other amounts earned on funds held by the Escrow Agent shall be property of the Company and shall be disbursed in accordance with Section 4.3.

         3.4 Withdrawal of Funds. No funds deposited into or held in the Escrow Account may be withdrawn by Subscribers.

SECTION 4.  Disbursement of Funds
            ---------------------

         4.1 Failure to Sell the Minimum Number of Shares. If the offering of Shares does not result in the Company receiving and accepting subscriptions for
the minimum of      Shares on or before the Termination Date, the Escrow Agent shall as soon as practicable following the Termination Date, disburse directly to each Subscriber, by mail, the full amount of the Subscriber's subscription funds, all as instructed by the Selling Agent as to the amount of the payment and appropriate address. Notwithstanding the foregoing, the Escrow Agent shall not be required to disburse funds in an amount in excess of the Escrowed Funds.

         4.2 Sale of the Minimum Number of Shares. If the offering of Shares does result in the Company receiving and accepting subscriptions for the minimum
of        Shares on or before the Termination Date, and the Company and the
Selling Agent decide to proceed to Closing, on the date of the Closing the Escrow Agent shall:

         (I) disburse directly to the Company, by deposit to the Company's
deposit account no.      with                                             Bank,
the Escrowed Assets, less the Selling Agent's commission;

         (II) disburse the Selling Agent's commission on Shares subscribed for and accepted directly to the Selling Agent in accordance with a joint closing statement executed by the Selling Agent and the Company.

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         4.3 Funds as to Which the Closing has Occurred. All subscription payments as to which the Closing has occurred shall thereupon be the property of the Company (notwithstanding the designation of the account as an "Escrow Account"), and any net funds remaining after the disbursements set forth in
Section 4.2 which shall include the amount of any oversubscription shall be held and disbursed as follows:

         (i) Upon the written instructions of the Company, the Escrow Agent shall disburse directly to the Subscribers any Escrowed Funds that have not been disbursed.

         (ii) Any commissions owed to the Selling Agent and any other funds which shall be payable to the Company shall be disbursed in accordance with a joint statement executed by the Company and the Selling Agent.

         4.4 Later Subscriptions. Any subscription payments received from Subscribers after the Closing has occurred shall be delivered directly to the Company by the Selling Agent.

         4.5 Rejection of Subscription. If the subscription offer of any Subscriber is, for any reason, all or in part, not accepted by the Company, the portion of such Subscriber's subscription funds which are not accepted for investment, shall be disbursed by the Escrow Agent, within ten (10) business days of the rejection, in the manner provided in Section 4.1(ii). The Company will notify the Escrow Agent in writing as to which, if any, of the deposited subscription funds are not accepted.

SECTION 5. Fees and Expenses
           -----------------

         The Company agrees to pay the Escrow Agent the following fees for the services rendered pursuant to the provisions of this Agreement: a base fee of $3,000. Plus $1.00 per disbursement with a maximum of $5,000. Except as otherwise noted, this fee covers account acceptance, set up and termination expenses, plus usual and customary related administrative services such as safekeeping, investment and payment of funds specified herein.

SECTION 6.  Liabilities and Duties
            ----------------------

         6.1 Liability of Escrow Agent. The parties to this Agreement, understand and agree that the Escrow Agent is not a principal, participant, or beneficiary of the underlying transaction which necessitates this Agreement. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely on and shall be protected in acting or refraining from acting or refraining from acting on any instrument by the proper party or parties, their officers, representatives or agents. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authrorized hereby. The Escrow Agent shall be responsible for holding, investing and disbursing the Escrowed Assets pursuant to this Agreement. The Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any questions relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of such counsel.

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         6.2 Standard of Care. The Escrow Agent shall have no liability under, or duty to inquire beyond, the terms and provisions of this Agreement, and it is agreed that its duties are purely ministerial in nature, and that the Escrow Agent shall incur no liability whatsoever except for (I) willful misconduct or gross negligence so long as it has acted in good faith, or (ii) any breach of the terms of this Agreement by Escrow Agent. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescession, or suppression of this Agreement unless the same shall be in writing and signed by all of the other parties hereto and, if its duties as Escrow Agent hereunder are affected thereby, unless it shall have given prior written consent thereto.

SECTION 7.  Indemnification
            ---------------

         The Escrow Agent shall be indemnified and held harmless by the Company from and against and liabilities, damages, costs and expenses (including reasonable attorney's fees) suffered or incurred by the Escrow Agent by reason of any action, proceeding or claim instituted against it in connection with the performance of its services hereunder, unless such liabilities, damages, costs and expenses result from a breach of this Agreement by the Escrow Agent or from the willful misconduct or gross negligence of the Escrow Agent.

SECTION 8.  Lien on Escrowed Assets
            -----------------------

         Any unpaid fees owed to the Escrow Agent may be deducted by the Escrow Agent after three (3) business days' notice to the Company before final disbursement of the Escrowed Assets.

SECTION 9.  Resignation
            -----------

         The Escrow Agent may at any time resign hereunder by giving written notice of its resignation to the Company and the Selling Agent, at their addresses set forth herein, at least thirty (30) days prior to the date specified for such resignation to take effect. Upon the effective date of such resignation, the Escrowed Assets hereunder shall be delivered to such person as may be designated in writing by the Company. If the Company fails to designate a substitute escrow agent within thirty (30) days after giving of such notice, the Escrow Agent may institute a bill of interpleader as contemplated by Section
11.3 hereof. The Escrow Agent's sole responsibility during the notice period shall be to keep safely (and invested as provided herein) all Escrowed Assets and to deliver the same to a person designated by the Company or in accordance with the directions of a final order of judgment of a court of competent jurisdiction, at which time Escrow Agent's obligations hereunder shall cease and terminate.

SECTION 10.  Termination
             -----------

         Upon disbursement of all of the Escrowed Assets, as specified in Sections 4.1, 4.2 and 4.3 hereof, this Agreement shall terminate, provided that the provisions of Section 7 shall remain in full force and effect for so long as Escrow Agent may have any liability. In addition, this Agreement may be terminated at any time on ten days written notice to the Escrow Agent by the Company for cause (as hereinafter defined); provided that a successor escrow agent has agreed to serve as escrow agent under terms and conditions similar in all material respects to those contained herein. "Cause", as used herein, shall mean the willful misconduct or gross negligence of the Escrow Agent or its agents or the breach of any provision of this Agreement by the Escrow Agent that remains uncured for a period of five business days after written notice thereof is given to Escrow Agent.

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SECTION 11.  Miscellaneous
             -------------

         11.1 Entire Escrow Agreement. This Agreement constitutes the complete agreement of the Company, the Selling Agent and the Escrow Agent with respect to the subject matter hereof, and may not be modified or amended except by written instrument executed by all parties.

         11.2 Severability. If one or more of the provisions of this Agreement shall for any reason by held to be invalid, illegal, or unenforceable in any respect under applicable law, such invalidity, illegality, or unforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         11.3 Controversy. Should any controversy arise between any of the undersigned with respect to this Agreement or with respect to the right to receive the Escrowed Assets, the Escrow Agent shall have the right to consult counsel and/or to insitute a bill of interpleader in any court of competent jurisdiction to determine the the rights of the parties, in which case the Escrow Agent shall be entitled to recover its reasonable attorneys' fees in connection therewith unless the Escrow Agent is determined in such litigation to be liable to the other parties hereunder. If any of the parties hereto are in disagreement as to any matter relating to this Agreement, such parties shall attempt in good faith for a period of at least thirty (30) days to resolve such dispute through negotiations or mediation. If any of the parties to this Agreement become involved in litigation in any manner whatsoever on account of this Agreement or the Escrowed Assets, the prevailing party shall be entitled to recover its reasonable attorney's fees and any other disbursements, expenses, losses, costs and damages incurred in connection with such litigation.

         11.4 Successors. This Agreement shall be binding upon and shall inure to the benefit of the Company, the Selling Agent, and the Escrow Agent and their respective successors and assigns. No other person shall have any rights under this Agreement.

         11.5 Force Majeure. The Escrow Agent shall have no liability for loss arising from any cause beyond its control, including, but not limited to the following: (I) any delay, error, omission or default connected with the remittance of funds unless caused by the gross negligence or willful misconduct of the Escrow Agent or its representatives; (ii) any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator unless caused by the gross negligence or willful misconduct of the Escrow Agent or its representative; and (iii) the acts or edicts of any government or governmental agency other group or entity exercising governmental powers.

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         11.6 Taxpayer Identification. All Subscription Agreements shall include the taxpayer identification number(s) of the subscribing purchaser. The Company acknowledges its understanding that failure to provide such numbers to the Escrow Agent within thirty (30) days of opening the Escrow Account may prevent or delay final disbursement of funds. The Escrow Agent shall comply with all information reporting requirements under the Internal Revenue Code or other applicable law with respect to allocations and payments made to any persons hereunder.

         11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to any conflict of laws principles, rules, or laws.

         11.8 Notices. All notices and other communications which are required or permitted to be given hereunder shall be in writing and shall be deemed to have been given if delivered personally or, if mailed, upon the expiration of five (5) business days following the mailing of such notice by first class United States mail, postage prepaid, to the party entitled to receive such notice, directed to the address specified below:

If to the Company to:                  Old Guard Group, Inc.
                                       2929 Lititz  Pike
                                       Lancaster, PA  17601

If to the Selling Agent to:            Hopper Soliday & Co., Inc.
                                       1703 Oregon Pike
                                       Lancaster, PA  17604
                                       Attention:  Eric G. Hoerner

If to the Escrow Agent to:             Dauphin  Deposit Bank and Trust Company
                                       213 Market Street
                                       Harrisburg, PA  17101
                                       ATTN:  Corporate Trust Services
                                       M/C #001-01-02






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               IN WITNESS WHEREOF, the Company, the Selling Agent, and the
Escrow Agent have executed this Escrow Agreement as of the date first above written.

                                     OLD GUARD GROUP, INC.

                                     BY:
                                        ----------------------------------
                                     TITLE:


                                     HOPPER SOLIDAY & CO., INC.

                                     BY:
                                        ----------------------------------
                                     TITLE:


 ATTEST:                             DAUPHIN DEPOSIT BANK AND
                                     TRUST COMPANY

BY:                                  BY:
   -------------------------------      -----------------------------------

TITLE:                               TITLE:
      ----------------------------         --------------------------------














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